U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 1, 2005


                               RTG VENTURES, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)

                    333-85072                          59-3666743
             ---------------------          ---------------------------------
             (Commission File No.)          (IRS Employer Identification No.)


                                  Suite J17-249
                              2465 Centerville Road
                                Herndon VA 20171
                              Phone: 1-512-684-0863
    (Address and telephone number of principal executive offices and place of business)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]     Written  communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13ed-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT

Effective February 1, 2005, the control of the Registrant changed. This was due to appointment of the new Directors as set forth in Item 5.-2 below. In addition, the Registrant issued a controlling block of shares to the persons identified. These shares consisted of shares of common stock and shares of preferred stock, convertible to common stock at a ratio of one share of preferred to 100 shares of common, with immediate voting rights as if they were converted to common stock. The shares were issued as part of compensation packages for the services to be rendered to the registrant.

In addition, shares of common stock were issued, in a total amount of 100,000,000. These shares were also issued as part of compensation packages for the services to be rendered to the registrant.

The shares issued are as follows:

                 No. of Common    No. of Preferred   % ownership(1)
                 -------------    ----------------   --------------
Puja Mehta        100,000,000         2,000,000          54.45

(1) Percentage of ownership does not include conversion ration of preferred stock at a rate of one share of preferred stock to ten shares of common stock


ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS:
            APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 1, 2005, the following Directors resigned from the Board of Directors and/or Principal Officers of the registrant.

         Linda Perry                President, Chief Executive Officer, Director
         Barrington Fludgate        Secretary, Chief Financial Officer, Director

None of the Directors' or Principal Officers' resigning have stated that his resignation does in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this
Section 5.02, and if not, stating the respects in which he does not agree. The registrant will file by amendment, any such letter or response so received within two business days after receipt.

The following were elected to the Board of Directors, effective February 1, 2005.

Puja Mehta               27              Director, President and Secretary


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

Ms. Puja Mehta, 27, Director, Secretary and President

Ms. Puja Mehta received her Masters degree from John Hopkins University in 2004, in the field of Telecommunications. Ms. Puja Mehta received her undergraduate degree in Computer Sciences and Natural Sciences from George Mason University in 1999. Ms Puja Mehta has/is consulting with a Fortune 500 company and has consulted with a number of public companies.

The Registrant has entered into Compensation Agreements with the Directors and Principal Officers.

Generally, the Agreements are for a period commencing with the appointment to the position indicated and ending on February 1, 2006. The compensation to be paid to Ms. Puja Mehta is the sum of ONE HUNDRED AND TWO MILLION SHARES OF RESTRICTED STOCK.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OF BYLAWS; CHANGE IN FISCAL YEAR.

On February 2, 2005, the Company filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Florida. The Certificate of Amendment increased the number of authorized shares of the Company's common stock from 100,000,000 to 250,000,000 shares. The Certificate of Amendment also created a new class of stock called preferred shares. The new class of stock has 2,000,000 shares authorized. The Certificate of Amendment was approved by the Company's Board of Directors and the majority of shares entitled to vote on February 2, 2005.

The purpose of the Certificate of Amendment is to provide the Company with a sufficient number of authorized shares of common stock for future issuances and for other valid corporate purposes recommended and authorized by the Board of Directors.


ITEM 9.           FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits
         --------
         Exhibit 17.1      Resignation Letter from Linda Perry
         Exhibit 17.2      Resignation Letter from Barrington Fludgate



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2005

                                                     RTG Ventures, Inc.

                                                     By: Puja Mehta
                                                     ------------------------
                                                     Puja Mehta, President



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